UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
March 5, 2013

DRINKS AMERICAS HOLDINGS, LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-19086	87-0438825
State of Incorporation	Commission File Number	IRS Employer I.D. Number

4101 Whiteside Street, Los Angeles, CA 90063
Address of principal executive offices

Registrant's telephone number: (323) 266-8765

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 5, 2013, the Board of Directors (the “Board”) of Drinks Americas Holdings, Ltd., a Delaware corporation (the “Company”) unanimously approved and authorized an amendment to the Company’s bylaws (the “Bylaws”), pursuant to which the percentage vote required to remove any or all members of the Board was increased from a majority vote to a vote in favor of such removal by at least 66 2/3% vote of the combined voting power over the Company’s outstanding capital stock (the “Removal Amendment”).  The Removal Amendment took effect immediately.

On March 5, 2013, the Removal Amendment was ratify by a written consent without a meeting of the shareholders holding a majority of the combined voting power over the Company’s outstanding capital stock (the “Consenting Shareholders").  Furthermore, the Consenting Shareholders consented to and authorized the Company to amended and replace the Bylaws, in the form filed herewith as Exhibit 3.1 (the “Restated Bylaws”), to newly provide for a classified Board of Directors consisting of three classes of directors (“Class I,” “Class II” and “Class III”) with each class of directors consisting of at least one director to be elected to serve three year terms.  In order to provide further information about the effects of the Restate Bylaws, the Company intends to file with the Securities and Exchange Commission an Information Statement on Schedule 14C (the “Information Statement”).  The Restate Bylaws will not take effect until 20 days after the mailing of the definitive Information Statement to all shareholders of record on March 5, 2013.

The foregoing description of the Restated Bylaws is qualified in its entirety by reference to the full text of the Amended Bylaws, as filed as Exhibit 3.1 hereto.

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

Reference is made to the disclosure set forth under Item 5.03 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Drinks Americas Holdings, Ltd.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 11, 2013

DRINKS AMERICAS HOLDINGS, LTD.

/s/ Timothy Owens
Timothy Owens, Chief Executive Officer